EXHIBIT 99

COCA-COLA ENTERPRISES INC.	NEWS RELEASE
CONTACT:	Scott Anthony -- Investor Relations (770) 989-3105
Laura Asman -- Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC. TO WEBCAST

FIRST-QUARTER 2003 EARNINGS CONFERENCE CALL

ATLANTA, April 17, 2003 -- Coca-Cola Enterprises today announced that a conference call discussing first-quarter 2003 results with financial analysts and investors will be webcast live over the Internet on Wednesday, April 23, 2003 at 10:00 a.m. (ET). The Company will release its first-quarter 2003 financial results before the market opens Wednesday morning.

The public can access the live webcast through the Company's Web site at www.cokecce.com. A replay of the conference call will be available online through the Investor Relations section of the Web site.

Coca-Cola Enterprises Inc. (NYSE: CCE) is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

 # # #